UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            DNB FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            DNB FINANCIAL CORPORATION
                               4 Brandywine Avenue
                         Downingtown, Pennsylvania 19335
                                 (610) 269-1040

                            NOTICE OF ANNUAL MEETING
                          To Be Held on April 22, 1997



TO THE STOCKHOLDERS OF DNB FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DNB FINANCIAL CORPORATION (the "Corporation") will be held at 10:00 a.m., prevailing time on Tuesday, April 22, 1997 at the Central Presbyterian Church, 101 Uwchlan Avenue, Downingtown, Pennsylvania 19335 (Route 113, approximately one half mile south of the Route 30 bypass) for the following purposes:

     (1) To elect three directors to serve for three years or until their successors have been elected and qualified; and

     (2) To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors for the fiscal year ending December 31, 1997; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

     Stockholders of record at the close of business on February 28, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Ronald K. Dankanich
                                              Ronald K. Dankanich, Secretary


Downingtown, Pennsylvania
March 25, 1997

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            DNB FINANCIAL CORPORATION
                               4 Brandywine Avenue
                         Downingtown, Pennsylvania 19335


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 22, 1997


Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of DNB Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Central Presbyterian Church, 101 Uwchlan Avenue, Downingtown, Pennsylvania 19335, on Tuesday, April 22, 1997 at 10:00 a.m., and at any adjournments thereof. The 1996 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1996, accompanies this Proxy Statement, which is first being mailed to stockholders on or about March 25, 1997.

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of DNB Financial Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in the Proxy Statement, and FOR the ratification of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof. Abstentions and broker non-votes are counted as present and represented for quorum purposes, but will not be included in the total number of votes cast for purposes of determining whether matters to be voted upon at the meeting have been approved. Abstentions will have the effect of a negative vote.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

     The expenses of the solicitation of proxies will be borne by the Corporation. Certain officers, directors and employees of the Corporation and Downingtown National Bank (the "Bank") may solicit proxies personally, by mail, telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Corporation's common stock held by them.

Voting Securities and Beneficial Ownership Thereof

     The securities which may be voted at the Annual Meeting consist of shares of common stock of DNB Financial Corporation, par value $10.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

     The close of business on February 28, 1997 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 691,422 shares.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of February 28, 1997, with respect to the beneficial ownership of each director, each nominee for election as director, each beneficial owner known by the Corporation of more than five percent (5%) of the outstanding common stock of the Corporation, certain named executive officers and all directors and executive officers as a group.

                                                       Amount and Nature of Beneficial Ownership
                                                                  Sole            Shared
                                                Total          Voting and       Voting and          Percent
Name of                                      Beneficial        Investment       Investment             of
Beneficial Owner                           Ownership (1,2)      Power (2)          Power           Class (3)
      Richard L. Bergey....................     3,570             3,570               --             0.49

      Robert J. Charles....................    10,328             4,309            6,019             1.43

      Paul F. DiMatteo.....................     5,937             2,582            3,355             0.82

      I. Newton Evans......................     6,746             1,908            4,838             0.93

      Thomas R. Greenleaf..................     4,662             1,353            3,309             0.65

      Vernon J. Jameson....................     9,480             5,430            4,050             1.31

      Louis N. Teti........................     1,296             1,296               --             0.18

      Henry F. Thorne......................     6,868             6,868               --             0.95

      James H. Thornton....................     1,186             1,186               --             0.16

      Downingtown National Bank
          Trust & Investment Services
          Division ........................    45,974            10,329           35,645             6.65

      Directors & Executive Officers
          as group (13 Persons) ...........    66,262            43,163           23,099             9.17

(1) Based upon information furnished by the respective individual and/or filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2) Includes shares which may be acquired by exercise of vested options granted under the DNB Financial 1995 Stock Option Plan amounting to 1,076 shares each for Messrs. Charles, DiMatteo, Evans, Greenleaf, Jameson, Teti and Thornton, 5,733 shares for Mr. Thorne, 3,570 shares for Mr. Bergey and 31,117 total shares for all Directors and Executive Officers as a group. The number of shares have been adjusted to reflect the 5% stock dividend paid in December, 1996.
(3) Shares of the Corporation's Common Stock issuable pursuant to options are deemed outstanding for purposes of computing the percentage of the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Pursuant to its By-laws, the number of directors of the Corporation is set at eight (8). Each of the members of the Board of Directors of the Corporation also serves as a Director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and DNB Financial Corporation.

      The By-laws further provide that vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

      The nominees proposed for election to Class "B" of the Board of Directors at the Annual Meeting are Messrs. Robert J. Charles, Vernon J. Jameson and Henry
F. Thorne who have consented to being named as nominees and agreed to serve if elected. If any person named as nominee should become unable to serve, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any of the directors listed above will be unable to serve as director.

      In addition, there is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the three directors in the class to be elected, during those years when three directors have been nominated. A majority vote of shares represented by proxy or in person is required for the election of directors.

Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the three nominees.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT

      Set forth below is certain information as of February 28, 1997 concerning the nominees for election as directors and each other member of the Corporation's Board of Directors.

                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2000

                                                     Principal Occupation During The
      Name                         Age               Past Five Years & Service Data (1)
      Robert J. Charles             68               Director and Chairman of the Board;
                                                     President of Charles News Agency,
                                                     Inc. Director Since 1976 Term Expires
                                                     1997

      Vernon J. Jameson             67               Director; President of V.J. Jameson &
                                                     Son, Inc. Director Since 1973 Term
                                                     Expires 1997

      Henry F. Thorne               53               Director; President and Chief
                                                     Executive Officer of the Corporation
                                                     and the Bank Director Since 1992 Term
                                                     Expires 1997

                                 OTHER DIRECTORS

      Paul F. DiMatteo              70               Director; Retired commercial and
                                                     residential contractor Director Since
                                                     1980 Term Expires 1998

      I. Newton Evans, Jr.          74               Director; Retired dairy farmer
                                                     Director Since 1986 Term Expires 1998

      Thomas R. Greenleaf           69               Director; Retired President of
                                                     Chemical Leaman Tank Lines, Inc.
                                                     Director Since 1979 Term Expires 1999

      Louis N. Teti                 46               Director; Attorney with the law firm
                                                     of MacElree, Harvey, Gallagher
                                                     Featherman & Sebastian, Ltd. Director
                                                     Since 1995 Term Expires 1999

      James H. Thornton             51               Director; President and Chief
                                                     Executive Officer of Brandywine
                                                     Hospital Director Since 1995 Term
                                                     Expires 1999

(1) Includes service as a director of Downingtown National Bank prior to the formation of the Corporation in 1982. All individuals listed are directors of both the Bank and the Corporation.

General Information About the Board of Directors

     During 1996, the Bank's Board of Directors held 15 meetings, excluding committee meetings which are described below. Directors, with the exception of Mr. Thorne, who receives no director or committee fees, receive a quarterly retainer of $2,500, provided 75% of the meetings are attended. Mr. Charles, the Corporation's and Bank's Chairman, receives a quarterly retainer of $3,350 provided 75% of the meetings are attended. Outside Directors also receive $125 for each committee meeting attended. All fees are paid by the Bank. During 1996, the Corporation's Board of Directors held 7 meetings. Directors receive no fees for these meetings of the Corporation, since they are usually held on the same day as a Bank Board Meeting. Each of the directors of the Corporation is also a director of the Bank. During their period of service during 1996, each attended at least 75% of the combined total number of meetings of the Corporation's Board of Directors and the committees of which he is a member. Each also attended at least 75% of the combined total number of meetings of the Bank's Board of Directors and committees of which he is a member. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation. Neither the Bank nor the Corporation has a standing Nominating Committee.

     The Executive Committee consists of Messrs. Charles, Greenleaf, Jameson and Thorne. This Committee has the authority to exercise the powers of the Board of Directors between regular Board meetings. The Committee did not meet during 1996.

     The Benefits & Compensation Committee consists of Messrs. Charles, Greenleaf and Thorne. This Committee oversees the Human Resource policies of the Bank which includes approving recommendations for salary increases. The Committee met one time during 1996.

     The Board Loan Committee consists of Messrs. Charles, Greenleaf, Jameson and Thorne. This Committee reviews and takes action on proposed and existing loans in excess of Officers' Credit Committee authority. The Committee met 26 times during 1996.

      The Audit/Compliance Committee consists of Messrs. Charles, DiMatteo, Greenleaf and Thornton. This Committee reviews the records and affairs of the Bank and the Trust and Investment Services Division to determine their financial condition; reviews with management, the internal auditor and the independent auditors the systems of internal control; and monitors the adherence in accounting and financial reporting to generally accepted accounting principles and compliance with banking laws and regulations.
The Committee met 5 times during 1996.

      The Trust Committee consists of Messrs. Dankanich, Evans, Jameson, Stauffer, Teti and Thorne. This Committee reviews and recommends the Trust and Investment Services Division policies and procedures, approves estate administration and ensures compliance to applicable Federal regulations. The Committee met 12 times during 1996.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.

Executive Officers Who Are Not Directors

      The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

      Richard L. Bergey (Age 56), joined the Bank in September 1992 and currently serves as Senior Vice President--Credit Services Division of the Bank. Mr. Bergey is directly responsible for the Bank's lending and loan administration functions. Prior to joining the Bank, Mr. Bergey was Vice President of the Wholesale Banking Unit of CoreStates, Lancaster, Pennsylvania from 1984 to 1992.

     Ronald K. Dankanich (Age 42), joined the Bank in October 1972 and currently serves as Senior Vice President--Operations Division, Cashier of the Bank and Secretary of the Corporation. Mr. Dankanich is directly responsible for Data Processing, Bank Reconcilements, Operations, Bank Services and Human Resources.

      Eileen M. Knott (Age 46), joined the Bank in January 1993 and currently serves as Sr. Vice President--Auditor and Compliance Officer of the Bank. Ms. Knott is directly responsible for the Bank's Audit and Compliance functions. Prior to joining the Bank, Ms. Knott was employed by the Royal Bank of Pennsylvania as its Chief Financial Officer from 1984 to 1993.

      Bruce E. Moroney (Age 40), joined the Bank in May 1992 and currently serves as Chief Financial Officer of both the Corporation and the Bank and as Senior Vice President--Finance Division of the Bank. Mr. Moroney is directly responsible for investments, asset/liability management and financial reporting. Prior to joining the Bank, Mr. Moroney was employed by Brandywine Savings Bank as its Vice President, Treasurer and Chief Financial Officer from 1987 to 1992.

Joseph M. Stauffer (Age 54), joined the Bank in March 1992 and currently serves as Senior Vice President--Retail Banking Division of the Bank. Mr. Stauffer is directly responsible for the Bank's community offices, marketing, and the Trust and Investment Services Division. Prior to joining the Bank, Mr. Stauffer was President and Chief Executive Officer of Brandywine Savings Bank from 1985 to 1991.

Management Remuneration

      The following table sets forth for the fiscal year ended December 31, 1996, 1995 and 1994, certain information as to the total remuneration received by any executive officers of the Corporation or the Bank receiving total salary and bonus in excess of $100,000 during each period.


                           SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                Annual Compensation                      Awards Payouts
                                                      Other
                                                     Annual    Restricted  Securities
Name and Principal                                   Compen-      Stock    Underlying    LTIP       All Other
   Position               Year    Salary     Bonus   sation     Award(s)     Options    Payouts   Compensation
                                   $ (1)       $        $           $           #          $            $
Henry F. Thorne           1996    144,200   15,000     --          --          2,205      --       18,363 (2)
President and Chief       1995    137,000   10,000     --          --          3,528      --       20,164
Executive Officer         1994    130,000    5,000     --          --            --       --        4,964

Richard L. Bergey         1996     92,790   10,000     --          --          1,365      --       11,159 (2)
Senior Vice President     1995     88,480    6,500     --          --          2,205      --        4,817
Credit Services Division  1994     84,200    2,000     --          --            --       --        1,957

(1) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the officer's election, pursuant to the Bank's 40l(k) Plan.
(2) Consists of 25% matching contributions by the Company under the 401(k) Plan ($2,073 for Mr. Thorne and $1,392 for Mr. Bergey), life insurance annual premiums ($594 for Mr. Thorne and $442 for Mr. Bergey), contributions to the Bank's Pension Plan ($15,606 for Mr. Thorne and $9,235 for Mr. Bergey) and long term disability premiums ($90 each for Mr. Thorne and Mr. Bergey).

Stock Option Plan

      On April 25, 1995, the Stockholders of the Corporation approved DNB Financial Corporation's 1995 Stock Option Plan. Under the Plan, options (both qualified and non-qualified) to purchase a maximum of 71,662 shares of the Corporation's Common Stock may be issued to employees and Directors of the Corporation. The Corporation's philosophy in granting stock options is primarily to provide a long-term incentive through such rewards, dependent on future increases in the value of the Corporation's Common Stock. Thus, executive officers are encouraged to manage the Corporation with a view toward maximizing long-term stockholder value. Directors of the Corporation are eligible to receive a non-qualified stock option to purchase 500 shares of common stock each year. These grants commenced on June 30, 1995 and will continue on an annual basis until June 30, 2004. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed ten years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed five years. Vesting of options granted under the plan is determined by the plan committee.

Option Grants in Last Fiscal Year

      The following table provides certain information relating to stock options granted during 1996. Certain officers not appearing in the Summary Compensation table above were also granted stock options during 1996.

                              OPTION GRANTS IN 1996

                                           Individual Grants
                                                                                       Potential Realizable
                       Number of       Percent of                                     Value at Assumed Annual
                         Shares       Total Options                                    Rates of Stock Price
                       Underlying      Granted to                                        Appreciation for
                         Options      Employees in    Exercise or                           Option Term
                    Granted in 1996    Fiscal Year     Base Price       Expiration        5%          10%
Name                      (#)               %         ($/share) (2)        Date            $           $
Henry F. Thorne            525             25             27.62           4-24-06         9,080      23,010
                         1,680             24             29.29           6-30-06        30,904      78,317
Richard L. Bergey          315             15             27.62           4-24-06         5,448      13,806
                         1,050             10             29.29           6-30-06        19,315      48,948

(1) The options in the above table were granted on April 24, 1996 and June 30, 1996 and became exercisable on October 24, 1996 and December 31, 1996, respectively.
(2) The exercise or base price is equal to the fair market value of the Corporation's Common Stock on the date of grant, as adjusted, pro rata, to reflect the 5% stock dividend paid on December 27, 1996.

Aggregated Option Exercises and Year-End Value

     The following table summarizes stock options that were exercised during 1996 and the number and value of stock options that were unexercised at December 31, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE

                                                          Number of                   Value of Unexercised
                                                     Unexercised Options               In-The-Money Options
                    Shares Acquired    Value         At Fiscal Year-end                At Fiscal Year-end
Name                  On Exercise    Realized     Exercisable    Unexercisable   Exercisable(1)  Unexercisable
Henry F. Thorne           --            --           5,733            --             $35,231           --
Richard L. Bergey         --            --           3,570            --              21,966           --

(1) Represents the difference between market value per share as of December 31, 1996 ($31.67) and specific option prices per share.

Employment Agreement

      Effective December 31, 1996, the Bank entered into an employment agreement (the "Agreement") with Henry F. Thorne, President and Chief Executive Officer of the Bank, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The Agreement provides for an initial term of employment of two years, which will be extended automatically for two additional years on each expiration date unless either the Bank or Mr. Thorne gives contrary written notice of not less than ninety days prior to the expiration date. The Agreement also provides that Mr. Thorne's base salary shall be reviewed by the Board of Directors of the Bank at the end of each year. In addition, the Agreement provides for participation in all employee benefit plans, pension plans maintained by the Bank on behalf of the respective employees, as well as fringe benefits normally associated with such officer's position. The Agreement provides for its termination upon the disability of Mr. Thorne or for cause, as defined in the Agreement.

      The Agreement also provides for restrictions on Mr. Thorne's right to compete with the Bank within 25 miles of any bank office or branch, directly or indirectly, for one year following Mr. Thorne's resignation or termination, pursuant to which he receives severance pay. Under the Agreement, if Mr. Thorne is terminated without cause or the two year term is not extended, he will receive severance pay equal to his base annual salary payable over the following year. If the Bank is liquidated or sold under a regulatory order, he will receive severance pay equal to his base annual salary for one year payable over the following year.

      The Agreement provides that if Mr. Thorne's employment is terminated at any time after a change in control of the Bank, or he submits his resignation within twelve months after the date of the change in control, he will receive as a severance payment, a lump sum payment equal to two times the higher of (i) his base salary immediately prior to the change in control or (ii) his base salary at the time of termination.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing fifty percent (50%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Certain Indebtedness and Transactions with Management

      The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $60,000, at December 31, 1996 represented 4.6% of stockholders' equity of the Corporation on that date.

      The report of the Benefits & Compensation Committee is set forth below.

   Benefits & Compensation Committee Report


      Committee Interlocks and Insider Participation in Group Decisions -- The Benefits & Compensation Committee of the Board of Directors for the Bank is comprised of two independent Directors and the Bank's President and Chief Executive Officer. The Committee has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy. The President and Chief Executive Officer, Mr. Thorne, does not participate in deliberations relating to his compensation.

      Committee Report on Executive Compensation -- The Committee believes that the overall enhancement of the Bank's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank.

      The salary structure for executive officers is included in the salary structure for the Bank, and it is the policy of the Bank that the performance of senior management be evaluated using the same established criteria which are used for other employees. The Committee evaluates the earnings performance and other measures of progress for the Bank when establishing compensation practices. The overall objective of the policy is to provide competitive levels of compensation for all employees that are contingent upon individual performance and the contribution of each individual to the success of the Bank.

      Salary levels are determined at the Bank level and reviewed and ratified by the Committee. The Committee reviews the evaluations of senior management, the performance of the President and Chief Executive Officer, operating results for the fiscal year and significant accomplishments during the year. It also considers economic conditions and other external events that affect the operations of the Bank.

      Periodically, independent compensation consultants are engaged to review the compensation and benefits programs of the Bank in relation to similar programs and practices of other companies who are direct competitors for employees' services, including executive talent. Salary levels for all employees are compared to peers who have similar job responsibilities in other companies. Results of the study, along with recommendations for any changes, are reported to the Benefits & Compensation Committee.


                        The Benefits & Compensation Committee

                        DOWNINGTOWN NATIONAL BANK


                        /s/ THOMAS R. GREENLEAF             /s/ HENRY F. THORNE
                        Thomas R. Greenleaf                 Henry F. Thorne

                        /s/ ROBERT J. CHARLES
                        Robert J. Charles

Pension Plan

      The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for one year and have attained 21 years of age. Prior to May 1, 1985, an individual must have attained the age of 25 and accrued one year of service. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly pay multiplied by their years of accredited service (maximum 40 years). The accrued benefit is based on the monthly average of their highest five consecutive years of their last ten years of service.

      The following table shows the estimated annual retirement benefit payable pursuant to the Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life.

      During 1997, the Corporation anticipates making contributions of $169,922 to the 1996 Plan Year. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.

                                            Amount of Annual Retirement Benefit
                 Average                           With Credited Service Of: (1)

             Annual Earnings            10 Years      20 Years      30 Years       40 Years
                $ 25,000                $ 3,750        $ 7,500        $11,250       $15,000
                  50,000                  7,500         15,000         22,500        30,000
                  75,000                 11,250         22,500         33,750        45,000
                 100,000                 15,000         30,000         45,000        60,000
                 125,000                 18,750         37,500         56,250        75,000
                 150,000                 22,500         45,000         67,500        90,000
                 175,000                 22,500         45,000         67,500        90,000
                 200,000                 22,500         45,000         67,500        90,000

(1) Mr. Thorne and Mr. Bergey have 5 years and 4 years, respectively, of credited service under the Plan. Earnings in excess of $150,000 are not considered in determining the pension benefit.

401(k) Retirement Savings Plan

      During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 40l(k) of the Internal Revenue Code of 1986. Employees become eligible to participate after one year of service, and will thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 1,000 hours. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59 1/2, dies or becomes permanently disabled.

      Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation's matching contributions to the 40l(k) plan for 1996 was $30,000.

Insurance

      All eligible full time employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of medical, in which there is cost sharing by the employees and a co-payment required by the employee for the prescription drug plan.

                          Corporation Performance Graph

      The following graph presents the five year cumulative total return on DNB Financial Corporation's common stock, compared to the S&P 500 Index and S&P Financial Index for the five year period ended December 31, 1996. The comparison assumes that $100 was invested in the Corporation's common stock and each of the foregoing indices and that all dividends have been reinvested.


                             CORPORATION PERFORMANCE
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG DNB FINANCIAL CORP., S&P 500 INDEX & S&P FINANCIAL INDEX


(The Performance Graph appears here. See the table below for plot points.)

                                                          December 31,
                                      1991      1992      1993      1994      1995       1996
S&P Index                             100       107.43    118.11    119.63    164.03    201.23
S&P Financial Index                   100       122.90    136.52    131.86    202.17    272.25
DNB Financial Corp.                   100        86.71     51.30     35.24     48.27     69.19

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      The Corporation's independent auditors for the fiscal year ended December 31, 1996 were KPMG Peat Marwick LLP. The Corporation's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the fiscal year ending December 31, 1997 subject to ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG Peat Marwick LLP as the independent auditors of the Corporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                  OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
                AS THE INDEPENDENT AUDITORS OF THE CORPORATION.

Stockholder Proposals

      To be eligible for inclusion in the Corporation's proxy materials relating to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than November 25, 1997. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

Other Matters Which May Properly Come Before The Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

      A COPY OF THE FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF THE RECORD DATE UPON WRITTEN REQUEST TO BRUCE E. MORONEY, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        /s/ Ronald K. Dankanich
                                        Ronald K. Dankanich, Secretary
Downingtown, PA
March 25, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           DNB FINANCIAL CORPORATION

                                     PROXY

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints George S. Dowlin, Eileen H. Schafer and Brian R. Formica and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of DNB Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Central Presbyterian Church, 101 Uwchlan Avenue, Downingtown, Pennsylvania 19355, on Tuesday, April 22, 1997, at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS "B" DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

          FOR the nominees listed below (Except as marked to the contrary below) ______

          WITHHOLD AUTHORITY to vote for the nominee(s) listed below _____

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.)

     ROBERT J. CHARLES        VERNON J. JAMESON        HENRY F. THORNE

     The Board of Directors recommends a vote FOR these nominees.

2. PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1997.

          ___ For        ___ Against         ___ Abstain

     The Board of Directors recommends a vote FOR this proposal.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Number of shares held of
record as of February 28, 1997        Dated: _____________________________, 1997

                                      __________________________________________

                                      __________________________________________
                                      Signature(s)                        (Seal)

     If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, including the election of any person to any office for which a bonafide nominee is named in the proxy statement and such nominee is unable to serve, authorization is given the proxy holders to vote in accordance with the views of management thereon. Management is not aware of any such matters.

     THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER AN RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.

Will you be attending the Annual Meeting of Stockholders?
___ Yes ___ Number       ___ No